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                                                                     Exhibit 1c



                             JOHN HANCOCK WORLD FUND



                           ABOLITION OF CLASS C SHARES

                            OF BENEFICIAL INTEREST OF

             JOHN HANCOCK PACIFIC BASIN EQUITIES FUND (THE "FUND"),

                       A SERIES OF JOHN HANCOCK WORLD FUND



         The undersigned, being a majority of the Trustees of John Hancock World Fund, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated February 8, 1994 of the Trust, as amended from time to time (the "Declaration of Trust"), do hereby abolish the class of shares of beneficial interest of the Fund previously established and designated as "Class C Shares" and in connection therewith do hereby extinguish any and all rights and preferences of such Class C Shares as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Class C shares of the Fund is effective as of May 1, 1995.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the abolition of Class C Shares.

         Capitalized terms not otherwise defined herein shall have the meaning set forth in the Declaration of Trust.

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         IN WITNESS WHEREOF, the undersigned have executed this instrument the
1st day of May, 1995.





/s/Edward J. Boudreau, Jr.             /s/Dennis S. Aronowitz
----------------------------           ----------------------------
Edward J. Boudreau, Jr.                Dennis S. Aronowitz
as Trustee, not individually           as Trustee, not individually
34 Swan Road                           Boston University
Winchester, MA 01890                   Boston, Massachusetts



/s/Richard P. Chapman, Jr.             /s/Edward J. Spellman
----------------------------           ----------------------------
Richard P. Chapman, Jr.                Edward J. Spellman
as Trustee, not individually           as Trustee, not individually
160 Washington Street                  259C Commercial Bld.
Brookline, Massachusetts               Suite 200
                                       Lauderdale by the Sea, FL



/s/William J. Cosgrove                 /s/Gail D. Fosler
----------------------------           ----------------------------
William J. Cosgrove                    Gail D. Fosler
as Trustee, not individually           as Trustee, not individually
20 Buttonwood Place                    4104 Woodbine Street
Saddle River, New Jersey               Chevy Chase, MD




-----------------------------------        -----------------------------------
Bayard Henry                               Richard S. Scipione
as Trustee, not individually               as Trustee, not individually
121 High Street                            John Hancock Place
Boston, Massachusetts                      P.O. Box 111
                                           Boston, Massachusetts

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         The Declaration, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.